EXHIBIT 99.1

For Immediate Release TSX Venture Exchange – MDW NYSE MKT - MDW

June 25, 2012

MIDWAY GOLD ANNOUNCES UNIT OFFERING

VANCOUVER, BRITISH COLUMBIA - Midway Gold Corp. ("Midway" or the "Company") (TSX VENTURE:MDW) (NYSE MKT:MDW) announces that it intends to offer units in the Company (the "Units").  The offering will be pursuant to a supplement (the "Prospectus Supplement") to the Company's short form base shelf prospectus dated April 21, 2011 filed in British Columbia, Alberta and Ontario (the "Shelf Prospectus") and the base shelf prospectus filed as part of an effective registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the "SEC") (the "Shelf Registration Statement").  The pricing and number of Units to be offered will be determined in the context of the market.

Each Unit will comprise of one common share and one-half of one common share purchase warrant (each whole warrant, a "Warrant") and will be priced in the context of the market.  Each Warrant entitles the holder to purchase one additional share for a period of 18 months following the closing of the offering (the "Offering") at an exercise price to be determined in the context of the market.

The Offering is conducted by a syndicate of underwriters co-led by RBC Capital Markets and Haywood Securities Inc. (the "Underwriters").

Midway intends to use the net proceeds of the Offering to advance its projects, to fund its general and administrative costs (including property maintenance fees) and for general working capital purposes as detailed in the Prospectus Supplement.

Midway will also grant the Underwriters an over-allotment option to purchase additional Units and/or additional warrants on the same terms as the Offering, in an amount equal to 15% of the number of Units sold pursuant to the Offering, exercisable at any time up to 30 days from the closing of the Offering.

A preliminary Prospectus Supplement containing important information relating to these securities has been filed with the securities commissions in British Columbia, Alberta and Ontario and in the United States with the SEC.  The preliminary Prospectus Supplement is still subject to completion or amendment.  Copies of the preliminary Prospectus Supplement are available at www.sedar.com and www.sec.gov, and may be obtained in Canada from RBC Capital Markets, Attention: Distribution Centre, 277 Front St. W., 5th Floor, Toronto, Ontario M5V 2X4 (fax: 416-313-6066) or from Haywood

Securities Inc., Attention: Michelle Jankovich, Suite 700-200 Burrard Street, Vancouver, BC V6C 3L6  (fax: 604-697-7498) and in the United States from RBC Capital Markets, LLC, Attention: Prospectus Department, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281-8098 (phone: 877-822-4089); (fax: 212-428-6260).

Closing of the Offering will be subject to certain conditions, including receipt of all necessary regulatory approvals and the approval of the TSX Venture Exchange and the NYSE MKT.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the Prospectus Supplement, the Shelf Prospectus or the Shelf Registration Statement.

ON BEHALF OF THE BOARD
Kenneth A. Brunk
Kenneth A. Brunk, Chairman, President, and CEO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to design, build, and operate mines in a manner accountable to all stakeholders while producing an acceptable return to its shareholders.

This press release contains "forward-looking statements" and "forward-looking information" within the meaning of Canadian and United States securities laws, which may include, but is not limited to, the intended terms of the Offering, closing of the Offering and use of proceeds. Such forward-looking statements and forward-looking information reflect our current views with respect to future use of proceeds and are subject to certain risks, uncertainties and assumptions, including but not limited to risks related to delays in closing, the receipt of regulatory approvals and changes in market conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated or expected. We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law.

Neither the TSX Venture Exchange, its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.